Exhibit 10.77







                       MANAGEMENT, OPERATION, MAINTENANCE,

                          MARKETING AND SALES AGREEMENT



                                     BETWEEN



                              VILLAGE FARMS, L.L.C.

                                       AND

                           POCONO VILLAGE FARMS, L.P.





                                 March ___, 1997



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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


ARTICLE I
         DEFINITIONS........................................................   1

ARTICLE II
         SCOPE OF DUTIES....................................................   3
                  Section 2.01.   Performance of Duties.....................   3
                  Section 2.02.   Personnel.................................   3
                  Section 2.03.   On-Site Supervisor........................   3
                  Section 2.04.   Marketing Plan............................   4
                  Section 2.05.   Business Plan and Budget..................   4
                  Section 2.06.   Performance Standards.....................   4

ARTICLE III
         OPERATION..........................................................   4
                  Section 3.01.   Operation.................................   4
                  Section 3.02.   Compliance with Governmental Rules........   5
                  Section 3.03.   Obligations of Owner......................   5
                  Section 3.04.   Greenhouse Products.......................   5
                  Section 3.05.   Maintenance...............................   5
                  Section 3.06.   No Obstruction of Greenhouse Operations...   6

ARTICLE IV
         MARKETING AND SALES................................................   6
                  Section 4.01.   Marketing.................................   6
                  Section 4.02.   Village Farms Trademark...................   6
                  Section 4.03.   Quality Control...........................   7
                  Section 4.04.   Promotion.................................   7
                  Section 4.05.   Sales Prices..............................   7
                  Section 4.06.   Billing and Collections...................   7
                  Section 4.07.   Packaging, Shipping and Delivery..........   7
                  Section 4.08.   Obligations of Owner......................   7
                  Section 4.09.   No Obstruction of Marketing or Production.   8

ARTICLE V
         COMPENSATION AND PAYMENT...........................................   8
                  Section 5.01.   Basic Compensation........................   8

ARTICLE VI
         REPRESENTATIONS AND WARRANTIES.....................................   8
                  Section 6.01.  Representations and Warranties of the Agent   8

ARTICLE VII
         COVENANTS OF THE AGENT.............................................   9
                  Section 7.01.  Books, Records, Reports and Operating Logs.   9
                  Section 7.02.  Insurance of the Agent.....................   9
                  Section 7.03.  Employment Practices.......................   9
                  Section 7.04.  Nondisclosure..............................   9
                  Section 7.05.  Compliance with Governmental Rules.........  10
                  Section 7.06.  Section 8 and Section 15 Declarations......  10
                  Section 7.07.  Section 9 Renewal..........................  10

ARTICLE VIII
         GENERAL LIABILITY..................................................  10
                  Section 8.01.  Indemnification............................  10

ARTICLE IX
         DEFAULTS AND REMEDIES..............................................  11
                  Section 9.01.  Defaults...................................  11
                  Section 9.02.  Damages for Termination Without Cause......  11

ARTICLE X
         TERM...............................................................  12
                  Section 10.01. Term.......................................  12

ARTICLE XI
         MISCELLANEOUS......................................................  12
                  Section 11.01. Notices....................................  12
                  Section 11.02. Severability...............................  13
                  Section 11.03. Amendment..................................  13
                  Section 11.04. Assignment.................................  13
                  Section 11.05. Relationship of the Parties................  13
                  Section 11.06. Headings; Etc..............................  13
                  Section 11.07. Governing Law..............................  13
                  Section 11.08. Parties in Interest; Limitation and
                                 Rights of Others...........................  13
                  Section 11.09. Arbitration................................  14




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                       MANAGEMENT, OPERATION, MAINTENANCE,
                          MARKETING AND SALES AGREEMENT

     Pocono Village Farms, L.P. (the "Owner") intends to operate a greenhouse consisting of approximately 10 acres, in Mt. Carmel, Pennsylvania (the "Greenhouse"). Village Farms, L.L.C. (the "Agent") and the Owner have entered into this Management, Operation, Maintenance, Marketing and Sales Agreement dated as of March ___, 1997 to operate, maintain and manage the Greenhouse and to market the produce grown at the Greenhouse.

     In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, and in reliance upon the representations and warranties of each party set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     The following terms when used herein shall have the following meanings:

     "Affiliate" of any Person shall mean each Person which, directly or indirectly, controls or is controlled by or is under common control with such designated Person and, without limiting the generality of the foregoing, shall include (a) any Person which beneficially owns or holds ten percent (10%) or more of any class of voting securities of such designated Person or ten percent (10%) or more of the equity interest in such designated Person and (b) any Person of which such designated Person beneficially owns and holds ten percent (10%) or more of any class of voting securities or in which such designated
Person beneficially owns or holds ten percent (10%) or more of the equity interest. For the purposes of this definition, the terms "controls", "controlled by", and "under common control with", as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise.

     "Agreement" shall mean this document and any exhibits and appendices hereto as amended, modified or supplemented from time to time.

     "Agreement Year" initially shall be the period ending on December 31 next following the Date of Initial Services and each calendar year thereafter.

     "Business Day" shall mean any day other than Saturday, Sunday or other day on which banks are authorized to be closed in New York, North Carolina, New Jersey or Pennsylvania.

     "Business Plan and Budget" shall mean the business plan and budget prepared annually or more often by Manager setting forth the items described in Section 2.05.

     "Capital Assets" shall mean all reusable equipment and components used in the operation of the Greenhouse.



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     "Codes and Standards" shall mean the applicable  national,  state and local engineering construction, building and safety codes and standards from time to time in effect governing the construction and operation of the Greenhouse.

     "Commencement Date" shall mean March ___,1997.

     "Credit Agreement" shall mean the credit/loan agreement to be entered into between Owner and First Pioneer Farm Credit, ACA, providing financing for the acquisition and improvement of the Greenhouse, and their successors and assigns, as the same may be amended, modified or supplemented from time to time.

     "Governmental Rule" shall mean any law, rule, regulation, ordinance, order, code, interpretation, judgment or similar norm or decision of any Federal, state, local or foreign government, authority, agency, court or other body or entity having jurisdiction over the Site, including the Codes and Standards.

     "License  Agreement"  shall mean the License  Agreement  dated February 13,
1996, between Agro Power Development, Inc. and the Agent, a copy of which is attached hereto as Exhibit A, as same may be amended from time to time.

     "Marketing Plan" shall mean the business plan and budget prepared annually or more often by Agent setting forth the items described in Section 2.04.

     "On-Site Supervisor" shall mean the person described in Section 2.03.

     "Operating Costs" shall mean the sum (without duplication) of (a) direct labor costs paid, (b) seed expense paid, (c) packaging supplies expense paid,
(d) fertilizer and chemical expenses paid, (e) biological control, including bees, expense paid, (f) freight expense paid, (g) growing medium and supplies expense paid, (h) carbon dioxide expense paid, (i) utility (including hot water, electricity and natural gas) expense paid, (j) compensation paid to the Agent hereunder, (k) insurance premiums and property taxes paid, (1) principal and interest paid with respect to the Credit Agreement and (m) all other cash expenses paid relating to the operation of the Greenhouse, to the extent contained in the Business Plan and Budget.

     "Party" shall mean Owner or the Agent, or any of them, as appropriate, and their successors and permitted assignees.

     "Payroll Costs" shall mean the salaries payable to employees of the Agent performing the Work at the Site.

     "Person"  shall  mean  any  individual,  corporation,   partnership,  joint
venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

     "Product" shall mean all production derived from the Greenhouse, which shall initially consist of tomatoes.



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     "Revenues"  shall  mean the  gross  proceeds  derived  from the sale of the
Product, plus interest income, and any and all other types of income received by the Owner, less allowances, returns, and amounts received with respect to freight and transportation charges, and excluding insurance proceeds.

     "Site" shall mean the Greenhouse and its grounds located at Mt. Carmel, Pennsylvania.

     "Term" shall mean the period provided for in Section 10.01 hereof.

     "Trademark" shall mean the Village Farms trademark as described in Section 4.02.

     "Uncontrollable Force" shall mean any of the following which are beyond the reasonable control of a Party and which materially impairs the performance by such Party of its duties and obligations hereunder and such material impairment continues for a period of more than thirty (30) days: (a) severe weather, flood, fire, lightning or other natural disaster or act of God, (b) earthquake or subsidence, whatever its cause, (c) strikes or other labor disturbances, whether or not involving employees of a Party, (d) action or inaction by, or inability to obtain authorization or approval from, any governmental agency or authority, which a Party is unable, after its best efforts, to overcome, (e) compliance with any Governmental Rule, (f) war (whether declared or not) , sabotage, act of a public enemy, insurrection, riot or civil disturbance, (g) defects in material equipment necessary for performance of the Agreement, (h) any act by another party (other than the Party claiming Uncontrollable Force, any Affiliate of such Party or the respective agents, servants or employees of such Party or Affiliates), or (i) any other similar act.

     "Work" shall mean all duties and responsibilities of the Agent under this Agreement.

                                   ARTICLE II
                                 SCOPE OF DUTIES

     Section 2.01. Performance of Duties. As more specifically described in Articles III and IV, the Agent shall furnish, manage and supervise all personnel necessary in connection with the start-up, operation, maintenance, service and repair of the Greenhouse, and production, marketing, sale, and distribution of the Product, in accordance with the terms of this Agreement. Commencing on the Commencement Date, the Agent shall participate in the planning and start-up of the Greenhouse and the On-Site Supervisor (as defined herein in Section 2.03) shall be available on the Site on a full time basis.

     Section 2.02. Personnel. The Agent shall make available for the performance of its duties under the Agreement, sufficient personnel, including but not limited to administrative, technical and supervisory personnel (each of whom will be properly trained and qualified to undertake their respective assigned duties) and support systems and services as are necessary or desirable to (i) assure the performance of Agent's responsibilities under this Agreement, and
(ii) instruct the owner and its employees in the proper operation of the Greenhouse.

     Section 2.03. On-Site Supervisor. The Agent shall identify one competent individual to act in the capacity of On-Site Supervisor. The On-Site Supervisor shall be responsible on a day-to-day basis for the operations and performance of the Greenhouse, and the marketing and sales of the Product and shall be supervised by the Agent. The selection and continued employment of


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the On-Site Supervisor in the performance of the Greenhouse  Operations shall be subject to the approval of Owner, which approval shall not be unreasonably withheld. The On-Site Supervisor shall be an employee of the Owner.

     Section 2.04. Marketing Plan. The Agent will provide to the Owner forty-five (45) days prior to December 31 of each year (except for the first Agreement Year) , a Marketing Plan prepared by the Agent for the next succeeding Agreement Year which shall include the strategy for marketing efforts for the upcoming year, target customers and geographic areas for penetration, and such other information which is customarily included in a produce marketing plan, and which will also set forth such other information as the Owner may reasonably request, in form and detail reasonably satisfactory to Owner. The Marketing Plan shall always be prepared in conjunction with the Business Plan. The Marketing Plan shall be subject to the approval of owner, such approval not to be unreasonably withheld.

     Section 2.05. Business Plan and Budget. The Agent will provide to the Owner a Business Plan and Budget within forty-five (45) days prior to December 31 of each year. The Business Plan and Budget shall set forth in form and detail reasonably satisfactory to owner, the Agent's best estimate of Revenues and Operating Costs of the Greenhouse for such Agreement Year, and such other information as the owner shall reasonably request. Each Business Plan and Budget delivered hereunder shall be subject to the approval of Owner. In the event the owner does not notify the Agent of its approval or disapproval of the Business Plan and Budget within fourteen (14) days of its receipt of same, the Owner shall be deemed to have approved such Business Plan and Budget.

     Section 2.06. Performance Standards. The Agent shall be responsible for the operating performance of the Greenhouse in accordance with the Business Plan and Budget and in conformity with industry, professional and safety standards and in a prudent and businesslike manner and the sales of the Greenhouse produce in accordance with the Marketing Plan. The Agent shall be responsible for the means, methods and techniques used in the operation of the Greenhouse and marketing and sale of the produce of the Greenhouse. The Agent shall maintain good order and discipline at the Greenhouse at all times and shall take all reasonable precautions to protect the Greenhouse and its contents (including, but not limited to, the Product) from damage and to protect employees of the owner and the Agent and members of the public from injury at the Site.

                                   ARTICLE III
                                    OPERATION

     Section 3.01. Operation. During the period beginning on the Commencement Date and ending at the expiration of the Term of this Agreement, the Agent shall use its best efforts to operate the Greenhouse (including, but not limited to, the sowing, growing, harvesting and packaging of the Product) at its fullest productive capacity in accordance with the Business Plan and Budget and in accordance with prudent agricultural economic practices and to assist the Agent in its efforts to market the Product to derive the greatest possible revenue therefrom. The Agent warrants that, during each Agreement Year, beginning with the Second Agreement Year, that the operating performance of the Greenhouse will be on a basis consistent with similar


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greenhouses  operated by the Agent in  consideration  of differences in size and location of the other greenhouses.

     Section 3.02. Compliance With Governmental Rules. The Agent shall at all times operate the Greenhouse in accordance with all applicable Governmental Rules (including, but not limited to, all environmental protection, hazardous or toxic substances, pollution, waste, material handling, disposal, sanitary, health, and safety laws, rules and regulations). The Agent shall be liable for all fines, fees, penalties, damages or other costs imposed by a governmental authority attributable to its willful acts or negligence (and the negligence of its agents and employees) in connection with the operation, use or maintenance of the Greenhouse.

     Section 3.03. Obligations of Owner. Throughout the Term of this Agreement, Owner shall supply to the Agent of the Greenhouse such personnel and Operating Supplies as shall be mutually agreed upon by the Agent and owner in the Business Plan and Budget. The Agent shall be responsible for overseeing and recording the use of all Operating Supplies and shall give Owner reasonable notice of its requirements for additional personnel and Operating Supplies not set forth in the Business Plan and Budget, along with the reasons therefor. The Agent shall be responsible for inspecting operating Supplies furnished by Owner, and any defects in such Operating Supplies reasonably discoverable by Agent through such inspection, and which are capable of being corrected in a reasonable time frame, shall not be grounds for claiming Uncontrollable Force. All personnel of the Greenhouse operation shall at all times be employees of owner. The Agent shall have the right to direct and instruct the employees of Owner, and subject to owner's approval, which will not be unreasonably withheld, to hire and fire owner's employees, as Agent considers necessary and desirable for the operation of the Greenhouse.

     Section 3.04. Greenhouse Products. It is contemplated by this Agreement that the Agent will use its best efforts to produce tomatoes in the Greenhouse in accordance with the Business Plan and Budget. However, if in the opinion of the Agent the Greenhouse operation can be made more profitable by the production of produce more profitable than tomatoes, then the Agent, with the prior written consent of Owner, may produce a substitute product.

     Section 3.05. Maintenance. The Agent shall have the responsibility of directing the maintenance, service and repair of the Greenhouse (a) in material accordance with industry standards of prudence, (b) in accordance with specifications, directions, instructions and recommendations of the manufacturers of the components thereof, (c) in accordance with all applicable Governmental Rules (including, but not limited to, all environmental protection, hazardous or toxic substances, pollution, waste, material handling, disposal, sanitary, health, and safety laws, rules and regulations) and (d) to the extent materially necessary to (i) maintain the Greenhouse in good operating condition and repair, ordinary wear and tear excepted, (ii) cause the Greenhouse to continue to have the capacity and functional ability to perform, on a continuing basis, in normal commercial operation, the function for which it was specifically designed, (iii) comply with any standards imposed by any insurer who has issued any insurance policy or policies in effect at any time during this Agreement with respect to the Greenhouse or any part thereof and (iv) keep in full force and effect any warranty with respect to the Greenhouse or any part thereof. The Agent shall operate the Greenhouse in such a manner that at all times (a) the Greenhouse and its surrounding grounds shall be free of litter (both organic and non-organic), (b) waste materials (both organic and non-organic) will be confined to areas


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

designed and maintained for their storage and processing, (c) the exterior appearance of the buildings and the landscaping surrounding the Greenhouse shall be neat and orderly and (d) the interior of the Greenhouse will be neat and clean. The Agent will identify potential maintenance problems and recommend corrective actions in the Business Plan and Budget. All costs associated with performing the aforementioned maintenance services will be the responsibility of the Owner. The Agent will include its best estimate of such costs in the Business Plan and Budget.

     Section 3. 06. No Obstruction of Greenhouse Operations. Until the termination of this Agreement, Owner shall not, either through its agents or employees, take any action that would prevent the Agent from operating the Greenhouse in accordance with the Agreement nor take any action that would materially obstruct the Site or the Greenhouse, unless such prevention or obstruction is caused by Uncontrollable Force or by the Agent or any of its Affiliates or any of their respective employees, servants or agents.

                                   ARTICLE IV
                               MARKETING AND SALES

     Section 4.01. Marketing. During the period beginning on the Commencement Date and ending at the expiration of the Term of this Agreement, the Agent shall use its best efforts to market all the Product of the Greenhouse in accordance with the Marketing Plan in order to derive the greatest possible Revenues therefrom. The Agent warrants that, during each Agreement Year, it will sell One Hundred (100%) Percent of the Premium Quality tomatoes produced by the Greenhouse in accordance with the terms and conditions of this Agreement and the Marketing Plan (as it is updated from time to time).

     Section 4.02. Village Farms Trademark. Village Farms is a trademark registered with the U. S. Patent and Trademark Office, owned by Agro Power Development, Inc., a New York Corporation ("APD"), an affiliate of the Agent. APD has authorized the use of the Village Farms trademark by the Agent and the owner in conjunction with this Agreement. The Owner hereby acknowledges that the Agent and/or APD has full right and authority to the unlimited use of this Trademark on behalf of themselves and other producers located throughout the United States and abroad, and that the Trademark is not limited to use in conjunction with tomatoes, but may be used for any other type of produce, at APD's and the Agent's discretion. All Premium Quality tomatoes produced by the Greenhouse will be labeled and/or otherwise identified by the Village Farms Trademark, or such other name as determined by the Agent which would provide a greater profit to the Owner. Subject to the provisions of Section 10.01 herein, the owner shall have the right to use the Trademark, Village Farms, following the termination of this Agreement, until the maturity date of the Owner's credit facility with First Pioneer Farm Credit, ACA, provided that (i) it pays the Agent the sum of $100,000 per year, with the first payment due within thirty
(30) days prior to the effective date of the termination, and the subsequent payments due within thirty (30) days prior to the anniversary of the termination, (ii) the use of the Trademark is limited to fruits and vegetables, including tomatoes produced at the Greenhouse, and (iii) the Owner agrees in writing to abide by the conditions and restrictions of the License Agreement, as same may be amended from time to time. In the event the owner fails to pay any of the required payments, the right to use the Trademark shall terminate upon the expiration of the period for which payment was last received. The terms of this provision shall survive termination of this Agreement.



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     Section 4.03.  Quality Control.  The On-Site  Supervisor shall exercise its reasonable discretion in determining which of the Product of the Greenhouse qualifies as Premium Quality. Best efforts will also be used to market tomatoes which are of lesser quality, except for those tomatoes, which in the sole discretion of the Agent, have no market value due to their inferior quality. The Agent shall have total discretion (subject to the requirement that it act reasonably) over which, if any of the lesser quality tomatoes shall be labeled or identified with the Trademark "Village Farms". The Agent will have sole and absolute discretion (subject to the requirement that it act reasonably) over the use of the Trademark, in order to maintain the high quality associated with the Trademark, and to preserve the market share of the Village Farms tomatoes, which will ultimately serve to benefit the owner in the sale of its Product.

     Section 4.04. Promotion. Agent, in conjunction with APD, engages in, and shall continue to engage in general advertising, marketing and promotional efforts in the food industry, on behalf of the Trademark Village Farms, and shall maintain these general marketing efforts throughout the term of this Agreement, on at least the same level as is currently being employed, at the sole expense of the Agent. In the event Agent deems it to be in the best interests of the Owner to engage in strictly local advertising efforts for the sole benefit of the Owner, such advertising campaign efforts shall be detailed in the Marketing Plan prepared by the Agent pursuant to the terms of this Agreement. In the event said local advertising plan is approved by the Owner, the Owner shall be solely responsible for the costs of same.

     Section 4.05. Sales Prices. The Owner acknowledges that the sale of its Product by the Agent is based on market demands and price fluctuation can occur seasonally and otherwise. Agent shall use commercially reasonable efforts to obtain the highest possible price for the Product.

     Section 4.06. Billing and Collections. At its cost, the Agent will provide billing and collection services to the Owner consistent with the Marketing Plan and such direction as may be reasonably given by the Owner to the Agent from time to time. All customers of the Owner shall be billed under the name Village Farms. The Agent will maintain accurate books and records of all sales, billing and collections, and shall prepare a monthly report which shall be made available to the owner for review. Monies collected by the Agent on behalf of the Owner, shall be held by the Agent as trustee in a separate account for the benefit for the Owner, and shall be remitted to Owner (without deduction) on a weekly basis. Although the Agent is responsible for billing and collection, the owner shall bear the risk of nonpayment by any of its customers, and shall determine if any customers should be dropped, due to poor payment experience.

     Section 4.07. Packaging, Shipping, and Delivery. The Agent shall be responsible for the instructing and training of owner's employees who will physically be responsible for the proper packaging of the Product. Agent shall be responsible for all shipping and delivery arrangements for the Product, at Owner's sole expense.

     Section 4.08. Obligations of Owner. Throughout the Term of this Agreement, Owner shall furnish all Product exclusively to the Agent, and shall use its best efforts to produce Premium Quality tomatoes, in the quantity established in the Business Plan and Budget prepared annually by the Agent, pursuant to Section,
2.05 herein. All personnel of the Greenhouse operation shall at all times be employees of Owner.



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     Section  4.09.  No  Obstruction  of  Marketing  or  Production.  Until  the
termination of this Agreement, Owner shall not, either through its agents or employees, take any action that would prevent the Agent from marketing the Product in accordance with this Agreement nor take any action that would materially obstruct the production of Product at the Site, unless such prevention or obstruction is caused by Uncontrollable Force or by the Agent or any of its Affiliates or any of their respective employees, servants or agents.

                                    ARTICLE V
                            COMPENSATION AND PAYMENT

     Section 5.01. Basic Compensation. In consideration of the performance of Agent's obligations under the Agreement, Owner shall pay to the Agent the sum of TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($250,000.00) per Agreement Year (the "Compensation") (including the initial Agreement Year, notwithstanding that it is not a full calendar year) in equal monthly installments beginning on the lst day of the month following the Commencement Date and on the first of each month thereafter. Such compensation will be adjusted each January 1 of each Agreement Year by a percentage equal to the percentage change in the Consumer Price Index ("CPI"), measured against the prior January 1, provided the adjustment shall not cause the Compensation to be less than the current Agreement Year's Compensation. If for any reason the Agent is unable to perform its obligations hereunder, except as a result of termination of this Agreement because of a default by the Agent hereunder or in accordance with Section 10.01 herein, then the Agent shall be entitled to the continuation of the Compensation as though the Agreement had been performed by the Agent, provided however, that in the event that the Agent or Owner is unable to perform its obligations under this Agreement because of an Uncontrollable Force, then the Compensation shall be discontinued at any time after the later of the first anniversary of the event creating the Uncontrollable Force or the date on which the Agent's continued performance was disrupted. In the event this Agreement has been terminated, and in the event Agent may have received Compensation to which it was not entitled, said overpayment of Compensation shall be immediately due and payable to the Owner, upon the determination of such overpayment.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

     Section 6.01. Representations and Warranties of the Agent. The Agent represents and warrants to Owner that it has substantial experience in the start-up, operation and management of the maintenance, service and repair of facilities similar to the Greenhouse and in the marketing of tomatoes, and that the On-Site Supervisor shall have substantial experience in the operation and management of the maintenance, service and repair of facilities similar to the Greenhouse. The Agent is a limited liability company duly organized and validly existing under the laws of the State of Delaware and authorized to do business in the State of Pennsylvania. The Agent's execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all requisite action on the part of the Agent and this Agreement constitutes the Agent's legal, valid and binding obligation, enforceable against the Agent in accordance with its terms. The Agent's execution and delivery of this contract and the performance of its obligations hereunder will not conflict with, violate or result in a default under the Agent's certificate of formation or operating agreement or any mortgage, indenture, agreement, instrument or other contract to which the Agent is a party or by which the Agent is bound.

                                   ARTICLE VII
                             COVENANTS OF THE AGENT

     Section 7.01. Books, Records, Reports and Operating Logs. The Agent shall maintain books and records and shall prepare for the benefit of Owner, a monthly report showing the sales and collections of the Product, and such other matters as the Owner may, from time to time, reasonably request be included in such reports, as well as daily operating logs showing the production and sales from the Greenhouse and shall prepare maintenance and repair reports in detail sufficient to indicate the nature of all maintenance and repairs performed. The Agent shall also maintain such other records and books of accounts as are appropriate for the proper management of the Greenhouse and all transactions related thereto. All such books, records and reports shall be the sole and exclusive property of the Owner, and the Agent shall keep such books and records in such place or places so as to provide Owner (and its authorized representatives) with maximum access thereto and the ability to make copies thereof.

     Section 7.02. Insurance of the Agent. At all times during the operation of the Greenhouse, the Agent shall maintain the following types and amounts of insurance, with insurers acceptable to the owner:

          (a) Workers' Compensation Insurance (including employer's liability insurance) covering personnel of the Agent in connection with this contract, subject to the laws of Pennsylvania;

          (b) Primary Comprehensive General Liability Insurance for bodily injury and/or property damage arising from the Work, subject to a combined single limit of $1,000,000 per occurrence;

     All insurance  policies  procured and  maintained  pursuant to this Section
7.02 shall contain a clause requiring the insurer and the Agent to notify owner in writing 45 days prior to any cancellation or expiration thereof or any amendment thereto. Prior to the Commencement Date the Agent shall furnish Owner a certificate of insurance certifying that the insurance coverage required pursuant to this Section 7.02 is in effect. The cost of insurance required pursuant to this Section 7.02 shall be born solely by the Agent. Each such policy shall name the Owner (in the case of (a) and (b) above) as an additional insured.

     Section 7.03. Employment Practices. The Agent shall comply with the applicable requirements of Executive Orders Nos. 11246 (Equal Opportunity and Certification of Nonsegregated Facilities), 11701 (Affirmative Action for Disabled Veterans and Handicapped of the Viet Nam Era) , 11758 (Affirmative Action for Handicapped Workers), 11458 and 11625 (Minority Business Enterprise) and all other Governmental Rules relating to employment practices to the extent applicable.

     Section 7.04. Nondisclosure. All reports, records and other information related to the Site, the Greenhouse, the operations of the Owner, and the performance of the Agent of its duties hereunder shall not be used by the Agent for any purposes other than those contemplated hereby or pursuant to the written consent of the Owner and shall not be disclosed by the Agent to any other party or any other person or entity except with the prior written consent of the owner. Furthermore, the Agent shall not copy or reproduce any such information without the written consent of the Owner (other than such reasonable copies as may be necessary to perform its duties and obligations under this Agreement). The Agent shall also take reasonable precautions to ensure against any breach of the obligations contained herein which shall be no less stringent than the precautions and procedures that it uses to protect its own proprietary information and which shall, at a minimum, be deemed to include, without limitation, taking precautions to ensure that it will only make such information available to those of its employees who have a need to know it. Upon the expiration or termination of this Agreement, Agent shall immediately return to the Owner all such information and all whole or partial copies thereof and all other materials that may include, in whole or in part, such information. All rights, whether arising under copyright, patent, trade secret, or other laws, to such information are hereby reserved by the Owner.

     Section 7.05. Compliance With Governmental Rules. The Agent shall at all times market the Product and perform its other duties and obligations hereunder in accordance with all applicable Governmental Rules. The Agent shall be liable for all fines, fees, penalties, damages or other costs imposed by a governmental authority imposed on or incurred or suffered by the owner which are attributable to Agent (and/or its agents, servants and employees) in connection with the marketing and sales of the Product and the performance of its other duties and obligations hereunder.

     Section 7.06. Section 8 and Section 15 Declarations. The Agent shall either cause Agro Power Development, Inc. to file, or shall itself, file during the period between July 28, 1997 and July 28, 1998, Section 8 and Section 15 Declarations, required under 15 U.S.C. S 1058 and 15 U.S.C. S 1065 to extend the duration of the initial registration of the Trademark and to establish the Trademark as incontestable.

     Section 7.07. Section 9 Renewal. The Agent shall either cause Agro Power Development, Inc. to file, or shall itself, file within six months prior to the expiration of the original registration of the Trademark, or any renewal thereof, an application for renewal of registration under 15 U.S.C. ss. 1059.

                                  ARTICLE VIII
                                GENERAL LIABILITY

     Section 8.01. Indemnification. The Agent shall indemnify and save harmless owner and its directors, officers, agents, and employees from and against (i) any and all loss, damage, injury, liability and claims thereof for injury to or death of a person, including, but not limited to, personnel of the Agent and Owner, (ii) any and all loss of or damage to property and (iii) any and all loss of income by the Owner, resulting from the Agent's performance of this Agreement to the extent the same is caused by the negligence or willful misconduct of the Agent, any of its Affiliates, or any or their respective directors, officers, agents or employees. Owner shall indemnify and save harmless the Agent and its directors, officers, agents, and employees from and against (i) any and all loss, damage, injury, liability and claims thereof for injury to or death of a person, including, but not limited to, personnel of owner and the Agent, (ii) any and all loss of or damage to property, and (iii) any and all loss of income by the Agent, resulting from the Owner's performance of this Agreement to the extent the same is caused by the negligence or willful misconduct of owner, any of its Affiliates, or any of its directors, officers, agents or employees.

                                   ARTICLE IX
                              DEFAULTS AND REMEDIES

     Section 9.01. Defaults. Upon the failure of any Party to substantially comply with any of the obligations of such Party hereunder and continued noncompliance for a period of thirty (30) days (except in the case where such failure will result in injury to or damage or loss of perishable Product, in which case the cure period shall be five (5) days) after written notice of the noncompliance is sent to such Party, the non-defaulting Party may, at its option, by written notice to the defaulting Party, declare this Agreement to be in default and at any time thereafter the non-defaulting Party may, at its sole discretion, (a) exercise any right or pursue any remedy that may be available under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof and/or (b) terminate this Agreement. The exercise of any rights or pursuit of any remedies pursuant to this Agreement shall not relieve the defaulting Party of any of its obligations and liabilities hereunder, all of which shall survive such exercise or pursuit. To the extent permitted by law, and subject to any mandatory requirements of applicable law, and further subject to Section 9.02 herein, each and every right, power and remedy herein specifically given to the non-defaulting Party or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given for now or hereafter existing at law, equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised or pursued from time to time and as often in such order as may be deemed expedient by the non-defaulting Party, and the exercise or pursuit or the beginning of the exercise or pursuit of any right, power or remedy shall not be construed to be a waiver of the right to exercise or to pursue at any time or thereafter any other right, power or remedy. No delay or admission by a Party in the exercise of any right or power or in the pursuit of any remedy may impair any such right, power or remedy or be construed to be a waiver of any default on the party of the other Party or to be an acquiescence therein. No expressed or implied waiver by a Party of any default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent default hereunder. Neither Party shall be considered to be in default for failure to perform, or delay in performing, any obligation under this Agreement if performance is prevented, hindered or delayed by an Uncontrollable Force (but only for so long as such Uncontrollable Force continues unabated). In such event, the Party which is unable, or anticipates being unable, to perform shall (a) promptly notify the other Party in writing of the nature, cause, date of commencement and expected duration of any such delay, (b) indicate to what extent it will be prevented from performing and (c) exercise due diligence to overcome such inability to perform with all reasonable dispatch. In the event a Party claims excuse of performance as a result of an Uncontrollable Force which continues unabated for more than one hundred twenty (120) days, the Party that is not affected by such Uncontrollable Force shall have the option to terminate this Agreement on written notice to the other Party.

     Section 9.02. Damages for Termination Without Cause. Notwithstanding anything to the contrary in Section 9.01 or 5.01, the Parties agree that should owner elect to terminate the

Agreement without cause at any time, pursuant to Section 10.01 herein, then owner shall pay as liquidated damages to the Agent a sum equal to one-fourth (1/4) of the annual amount of Compensation in effect at such early termination, which shall be Owner's sole and exclusive liability and Agent's sole and exclusive remedy, for such early termination without cause.

                                    ARTICLE X
                                      TERM

     Section 10.01. Term. Subject to Article IX and Sections 3.01 and 4.01, this Agreement shall continue to be in effect for fifteen (15) Agreement Years from the Commencement Date. The Term shall automatically renew for an additional five
(5) year period every five years thereafter unless either Party notifies the other Party at least sixty (60) days prior to the end of the Term, that it does not intend to renew the Agreement. Notwithstanding the foregoing, the Owner shall be permitted to terminate this Agreement with or without cause, upon sixty
(60)  days  written  notice to the  Agent,  subject  to the terms of the  Credit
Agreement. In the event the owner terminates the Agreement without cause, or does not renew the Agreement, the right of the Owner to use the Trademark shall terminate simultaneously with the termination of this Agreement.

                                   ARTICLE XI
                                  MISCELLANEOUS

     Section 11.01. Notices. Unless otherwise specifically provided herein, all notices, requests and demands and other communications hereunder must be in writing and shall be deemed to have been duly given (i) when delivered personally, (ii) when sent by telefax to the telefax number below and followed by a confirmation transmitted by an additional mode of communication provided for herein, (iii) the second day following the day on which the same has been delivered prepaid to a national (only in the case of notices within the continental United States) or an international air courier service, or (iv) when received if sent by the mails, certified or registered, postage prepaid, in each case addressed to the party to whom such notice is being given at the following addresses:

OWNER:                     Pocono Village Farms, L.P.
                           c/o Agro Power Development, Inc.
                           10 Alvin Court
                           East Brunswick, NJ 08816
                           Attention:  President
                           Telefax:  908-254-1710

                                    and

                           Pocono Village Farms, L.P.
                           c/o Cogentrix of Pocono, Inc.
                           9405 Arrowpoint Boulevard
                           Charlotte, NC 28273
                           Attention:  General Counsel
                           Telefax:  704-529-1006

AGENT:                     Village Farms, L.L.C.
                           10 Alvin Court
                           East Brunswick, NJ 08816
                           Attention:  President
                           Telefax:  908-254-1710

Any party may change the address(es) to which notices to it are to be sent by giving notice of such change to the other parties in accordance with the Section.

     Section 11.02. Severability. Any provision of this Agreement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. To the extent permitted by applicable law, the Agent and Owner hereby waive any provision by law that renders any provision hereof prohibited or unenforceable in any respect.

     Section 11.03. Amendment. Neither this Agreement nor any other terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the Party against which enforcement of the termination, amendment, supplement, waiver or modification shall be signed.

     Section 11.04. Assignment. Neither Party may assign any of their respective rights under this Agreement without the prior written consent of the other Party. Any assignment not permitted by this Section 11.04 shall be void.

     Section 11.05. Relationship of the Parties. It is agreed and understood by the Parties that the Agent is an independent contractor with respect to Owner. No action, admission or instruction shall be deemed to make the Agent an employee, agent or partner of Owner or to create any other relationship among the Parties.

     Section 11.06. Headings; Etc. The Table of Contents and headings of the various articles and sections of this Agreement are for the convenience of reference only and shall not modify, define or limit any other terms and provisions of this Agreement.

     Section 11.07. Governing Law. This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by and construed in accordance with the laws of the State of New York, without reference to the choice of law doctrine of such state.

     Section 11. 08. Parties in Interest; Limitation and Rights of Others. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, whether expressed or implied, shall be construed to give any Person (other then the Parties hereto and their respective successors and permitted assignees) any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     Section 11.09. Arbitration. (a) In the event a dispute arises between or among the Parties relating to the terms of this Agreement and any Party gives written notice of such dispute to the other Party, then each of the Parties involved in such dispute shall refer the dispute to its senior management. The senior management of each Party shall meet and confer regarding the resolution of the dispute. In the event a resolution of such dispute is not reached within thirty (30) days of the written notice, then either of the Parties may submit the dispute to arbitration in accordance with Section 11.09.(b).

     (b) Arbitration of disputes pursuant to this Section 11.09. (b) shall be held in New York, New York, unless otherwise agreed to by the Parties, under the commercial arbitration rules of the American Arbitration Association, and shall be heard by three arbitrators selected in accordance with such rules. Each arbitrator shall have at least five years experience in the United States in a profession or professions related to the subject matter involved in the dispute and shall not be a past or present officer, director or employee of, or have any interest in or material relationship with, any Partner or any Affiliate of any Partner. Any arbitral award shall be final and binding and may be entered by any Party in any state or Federal court having jurisdiction thereof. Costs of arbitration (including reasonable attorney's fees and arbitration costs) shall be paid either equally or by the Parties to the arbitration or in accordance with the decision of the arbitrators.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by the respective officers thereunto duly authorized as of the date and year first above written.


                                     VILLAGE FARMS, L.L.C.

                                     By:      Agro Power Development, Inc., its
                                              managing member



                                     By:      __________________________________
                                     Name:    J. Kevin Cobb,
                                              Senior Vice President



                                     POCONO VILLAGE FARMS, L.P.

                                     By:      __________________________________
                                     Name:    Thomas F. Schwartz
                                     Title:   __________________________________


     Agro Power Development Inc., the owner of the Village Farms trademark, hereby consents to the use of the Village Farms trademark, as set forth in this Agreement.


                                      AGRO POWER DEVELOPMENT, INC.



                                      By:      _________________________________
                                               J. Kevin Cobb,
                                               Senior Vice President